Exhibit 10.11

MASTER COLOCATION SERVICES AGREEMENT

This MASTER COLOCATION SERVICES AGREEMENT (this “MCSA”), effective as of March 31, 2025 (the “Effective Date”), is entered into by and between American Bitcoin Corp., a Delaware corporation (“Customer”), and U.S. Data Mining Group, Inc., a Nevada corporation (“USDMG”, and Customer and USDMG, each a “Party” and, collectively, the “Parties”). Capitalized terms used but not otherwise defined in this MCSA are defined in Article 2 (Defined Terms).

ARTICLE 1

MASTER COLOCATION SERVICES AGREEMENT TERMS

1.1 Master Agreement Structure; Service Orders. This MCSA does not itself create or result in any rights, obligations, or liabilities on the part of either Party with respect to the Services to be provided at any Facility. The terms and conditions of this MCSA are implemented only through a Service Order for one or more Services executed between a Service Provider and Customer. Each Service Order incorporates by reference and includes all of the terms set forth in this MCSA. In the event of any conflict between the terms of this MCSA and the terms of a Service Order, the terms of this MCSA shall govern unless the Service Order states that it is taking precedence over an MCSA term.

1.2 Service Provider. Each Service Order will be executed by a Hut 8 Affiliate as the service provider thereunder (the “Service Provider”). The term Service Provider, as used in any Agreement, shall refer only to the Hut 8 Affiliate that executes and delivers the relevant Service Order. No other Hut 8 Affiliate will have any obligations or liabilities under any Service Order that it has not executed and delivered as Service Provider.

1.3 Service Orders Severable. Each Service Order is a separate and distinct contract for Services. Except as expressly set forth herein, no event under any Service Order shall have any impact on the rights of Customer under any other Service Order.

1.4 Termination. Either Party may terminate this MCSA at any time, upon thirty (30) days written notice to the other Party, if there are no active Service Orders under the MCSA at the time of such termination and have not been for a period twelve (12) consecutive months immediately prior to such termination.

ARTICLE 2

DEFINED TERMS

2.1 Terms. Reference in this Agreement to any of the terms listed below shall be deemed to incorporate and be a reference to the data or definition set forth next to such term in this Article.

(a) “Affiliate” means, with respect to any person, any other person that is Controlled (as defined below) by, under common Control with, or which Controls such person.

(b) “Agreement” means a Service Order together with the incorporated terms and conditions of this MCSA.

(c) “Applicable Laws” means all applicable international, federal, country, state, provincial, regional, territorial, local and other laws, rules and regulations, ordinances, interpretive letters and other official releases of or by any governmental authority, decrees, orders and codes (including any requirements for permits, certificates, approvals and inspections), as the same are promulgated, supplemented and amended from time to time.

(d) “Building” means all physical structures and buildings, including containers, at any Facility.

(e) “Building Structure” means (i) the walls in the Building that are structural in nature, (ii) the foundation of the Building, (iii) the exterior walls (including windows) of the Building, (iv) the roof of the Building and (v) and all other physical structures on the property including without limitation gates, fences, roads, and electrical poles. For the avoidance of doubt, the Building Structure does not include the Building Systems.

(f) “Building Systems” means the primary systems and equipment serving the Building, including, without limitation, all fire/life safety, electrical systems and infrastructure (including, if applicable, backup power and systems and equipment) “upstream” of and including the distribution transformer (or the equivalent thereof) serving the applicable Building(s), HVAC, plumbing or sprinkler, and mechanical systems and equipment.

(g) “Charges” means, collectively, the MRC, Facility Costs and Additional Charges (if any).

(h) “Contracted Power” means the amount of power capacity available at the Facility, as set forth in the Service Order. For the elimination of doubt, Customer acknowledges and agrees that Contracted Power represents the amount of power currently available from any utility or other power generation facility serving the relevant Facility, and that Service Provider does not guarantee that any minimum or specific amount of power will be available at the Facility or that power will be continuously available, or that power provided will conform to any specific standards of voltage stability, frequency consistency, harmonic distortion, or protection against surges, sags, spikes, or other fluctuations. Customer assumes all responsibility for protecting its equipment from power irregularities and agrees that the Service Provider shall have no liability for damages arising from power quality issues, including but not limited to hardware failure, data corruption, or operational interruptions.

(i) “Control (and its correlatives)” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies, or operations of an entity or person, whether through the ownership of voting securities, by contract or otherwise.

(j) “Customer Equipment” means any equipment, hardware, and other fixtures or personal property located in the Facility, in each case whether owned, leased or provided by or on behalf of Customer, including any such materials that Customer permits to be admitted into the Facility by any person (subject to the terms of this Agreement).

(k) “Customer Property” means (i) Customer Equipment; and (ii) any software, content, data, information, spare parts and other materials, in each case, owned, leased, licensed, stored, processed or provided by or on behalf of Customer or other persons as permitted or authorized by Customer.

(l) “Facility” means each location where the Services are provided as described in the Service Order, including the land and all Buildings.

(m) “Facility Costs” means all costs, fees, disbursements and expenses paid or incurred by or on behalf of the Service Provider in connection with the possession, use, operation, ownership, maintenance, insurance, management, replacement and repair of the Facility, the Building and the Building Systems, including, without limitation, (i) insurance costs for insurance carried by the Service Provider; (ii) the aggregate amount of all real estate taxes, assessments, sewer rents and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, or payments in lieu thereof, which Service Provider shall pay or become obligated to pay in connection with the ownership, lease, licensing and operation of the Facility, or any part thereof; (iii) costs and expenses relating to the delivery of the Contracted Power, including all power charges and all expenses relating to the operation, maintenance and repair of the substation; and (iv) costs for all utility services provided to the Facility.

(n) “Hut 8 Affiliate” means a subsidiary or affiliate of Hut 8 Corp., a Delaware corporation and the parent company of USDMG, that executes and delivers a Service Order as “Service Provider”.

(o) “Management Agreement” means the Master Management Services Agreement, dated as of the date hereof, by and between the Service Provider and Customer.

(p) “MRC” means the monthly recurring charges as set forth in a Service Order. MRCs shall increase annually by 3% (three percent).

(q) “MSA Service Order” means a service order issued under the Management Agreement and any corresponding “Agreement” (as defined in the Management Agreement).

(r) “Peak Demand Charges” means additional power charges, including without limitation consumption charges, transmission charges, pass-through costs and expenses of the utility, and changes in the applicable rate tariff, imposed under Peak Demand Programs as a result of a power consumer’s consumption of power in excess of a certain peak load interval during periods of peak system load. For the elimination of doubt, Peak Demand Charges do not include general demand-based charges not tied to periods of peak system load.

(s) “Peak Demand Programs” means peak demand programs that apply different or additional power consumption, transmission and other charges as a result of high energy consumption during periods of peak system load. For example, and not by way of limitation, the Four Coincident Peaks program in the Electric Reliability Council of Texas power market is a Peak Demand Program.

(t) “Permitted Uses” means, subject to the terms and conditions of this Agreement, the operation of a data center for bitcoin mining and uses ancillary thereto as permitted by Applicable Laws.

(u) “Service Order” means a service order, substantially in the form of Exhibit A attached to this MCSA, providing for the delivery of one or more services by Service Provider to Customer at the relevant Facility.

(v) “Services” means the services to be provided to Customer by a Service Provider pursuant to a Service Order.

(w) “Taxes” means the foreign, federal, national, state or local excise, gross receipts, property, access, bypass, sales, use, privilege, transfer tax or other tax, however designated, levied or imposed now in force or enacted in the future, which apply to the Facility, any services performed by Service Provider for Customer, Customer Property, or Customer for its operations and use of the Facility, but excluding taxes included in Facility Costs.

ARTICLE 3
TERM

3.1 Term. Unless otherwise set forth in the Service Order, the initial term of each Agreement (the “Initial Term”) shall commence on the Commencement Date set forth in the Service Order (the “Commencement Date”) and ending on the fifth (5th) anniversary of the Commencement Date.

3.2 Extension Term. Unless otherwise set forth in the Service Order, the Initial Term under each Agreement will automatically extend for an additional term of five years (the “Extension Term”) unless the Service Provider or the Customer provides notice to the other party of its decision not to extend the Initial Term at least one hundred and twenty (120) calendar days prior to the expiration of the Initial Term. The Initial Term and any Extension Term(s), as applicable, shall collectively be referred to as the “Term”.

ARTICLE 4
CHARGES

4.1 Service Charges. The fee for the Services under each Agreement shall consist of: (a) the MRCs and (b) the Facility Costs.

4.2 MRCs. The MRCs for the Facility shall be payable monthly, in advance, without any prior notice or demand therefor by Service Provider, on the first day of each month during the Term in the monthly installments set forth in the applicable Service Order, except that the MRC for any portion of a calendar month during the Term shall be prorated for the number of days in the partial month for which the MRC is owed.

4.3 Facility Costs. In addition to the MRC, Customer shall pay an amount equal to one hundred percent (100%) of Facility Costs (the “Facility Cost Adjustment”) during the Term. The estimated Facility Cost Adjustment for the month in which Commencement Date occurs shall be due and payable on the Commencement Date. Thereafter, for each calendar month of the Term, Service Provider shall give Customer written notice of its estimates of the Facility Cost Adjustment for that month. On or before the first day of each calendar month during the Term, Customer shall pay to Service Provider the applicable estimated amounts. Within thirty (30) days after the close of each calendar month or as soon thereafter as is practicable, Service Provider shall deliver to Customer a statement of the prior month’s Facility Costs, and the actual Facility Cost Adjustment payments to be made by Customer for such calendar month, as reasonably determined by Service Provider (the “Service Provider’s Statement”) and such Service Provider’s Statement shall be binding upon Customer. If the amount of the actual Facility Cost Adjustment is more than the estimated payments for such calendar month made by Customer, Customer shall pay the deficiency to Service Provider within ten (10) days following receipt of Service Provider’s Statement. If the amount of the actual Facility Cost Adjustment is less than the estimated payments for such calendar month made by Customer, any excess shall be credited against the Charges next payable by Customer under this Agreement or, if the Term has expired, any excess shall be refunded to Customer. No delay in providing Service Provider’s Statement shall act as a waiver of Service Provider’s right to payment pursuant to this Section. In no event shall Customer be entitled to withhold, deduct, or offset any monetary obligation of Customer to Service Provider under this Agreement, including any amounts set forth in Service Provider’s Statement during the pendency of any review of records by Customer under this Section.

4.4 Other Taxes. Customer shall be liable for and shall pay directly to the applicable governmental authority before delinquency, all Taxes that accrue during the Term. Customer shall, upon request from Service Provider, submit to Service Provider the receipts or other reasonable evidence of payment with respect to Taxes. If any Taxes for which Customer is liable pursuant to this Section 4.4 are separately assessed against Service Provider or the Facility, and if Service Provider elects to pay the same, Customer shall pay such Taxes to Service Provider, as Additional Charges.

4.5 Additional Charges. All payments required by this Agreement to be made by Customer during the Term in addition to the MRC and Facility Costs, including, without limitation, any installation charges, non-recurring costs or amounts for additional services, are “Additional Charges” and shall be invoiced in arrears on a monthly basis or as the parties otherwise agree. Except where another due date for payment is set forth in this Agreement, Additional Charges will be due on the thirtieth (30th) day after the date of invoice.

4.6 No Set-Off; No Duplicative Charges. The Charges shall be paid without setoff, adjustment or deduction and, unless specifically otherwise provided herein, without abatement. In no event shall Customer be charged for Services provided under this Agreement that are duplicative of services provided and paid for under any other agreement between the parties.

4.7 Late Payments. If Customer fails to pay any amounts when due on account of Charges, Service Provider reserves the right, in addition to any other rights or remedies, to charge Customer interest on the unpaid amount at the lesser of: (i) one and one-half percent (1.5%) per month; and (ii) the highest rate permitted by Applicable Law. Additionally, Customer shall reimburse Service Provider for all collection costs, including reasonable attorneys’ fees, incurred in obtaining payment on unpaid amounts.

4.8 Payments. Customer’s payments to Service Provider must be in the form of a check or electronic funds transfer (via wire transfer or ACH). Customer shall communicate to Service Provider any and all changes to its billing information including billing address, purchase order number or attention to information reasonably in advance in writing.

4.9 Security. Customer hereby grants and assigns to Service Provider a continuing first- position security interest in, and lien on, any Customer Property at any facility, as collateral security for Customer’s performance of its obligations under this Agreement when due (the “Collateral”). Service Provider may, as it deems appropriate, file UCC-1 financing statements to evidence this security interest and Customer agrees to cooperate fully with Service Provider to obtain and perfect this security interest as may be reasonably required.

ARTICLE 5

ACCESS; USE OF FACILITY

5.1 Service Provider’s Access. Service Provider (and its employees or contractors, where applicable) shall be entitled to access the Facility (and Customer shall grant Service Provider, and its employees or contractors, where applicable, access to the Facility), including logical access, for all of the following purposes: (i) as may be required by Service Provider to fulfill Service Provider’s obligations or enforce its rights under this Agreement; (ii) as may be required by Service Provider to maintain or confirm the integrity of the Building; (iii) as may be required by Service Provider to comply with Applicable Laws or legal process; (iv) to show the Facility to prospective lenders or purchasers or, during the last six months of the Term or at any time a Customer default exists hereunder, to prospective tenants, licensees or occupants; (v) to allow access to real time energy consumption and metering data; and (vi) for any other reasonable purpose. This Agreement does not constitute a lease, sublease, concession or conveyance of any interest in real property to the Customer, and the Customer shall have no interest in the Facility, Building or the land on which the Building is located, including any associated equipment owned by the Service Provider and its Affiliates, other than the right to access and use the Facility as set forth in this Agreement.

5.2 Customer’s Access. Subject to (a) Customer’s compliance with, and the terms of, this Agreement and the Service Provider Policies and (b) Service Providers rights under Section 5.1, Customer shall be permitted access to, and use of, the Facility, for the Permitted Uses and for no other purpose twenty-four (24) hours per day, seven (7) days per week. Any special business permits, authorizations or licenses that may be required of Customer to conduct its business in the State or locality where the Facility is located are the sole responsibility of Customer. Customer may not allow occupancy of all or any portion of a Facility by any other party other than Customer, without the prior written consent of Service Provider.

5.3 Customer’s Power Usage. The Customer shall not exceed the Contracted Power described in a Service Order or draw more than, 80% (eighty percent) of each electrical power circuit’s rated capacity at any time. The Customer acknowledges that its consumption of the Contracted Power may subject the Facility to Peak Demand Charges applicable both during and after the Term. Customer shall maintain its operations at the Facility in a manner that avoids Peak Demand Charges, including without limitation by forecasting potential peak load intervals that may result in Peak Demand Charges, and taking any necessary curtailment actions to avoid consuming power in excess of such peak load intervals at such times as would cause the application of Peak Demand Charges. Customer shall be fully responsible for all Peak Demand Charges. If Service Provider notifies the Customer that the Customer has violated any of the requirements of this Section 5.3, the Customer must take prompt action to remedy such noncompliance.

ARTICLE 6

COMPLIANCE WITH LAW

6.1 Customer Obligations. Customer acknowledges that Service Provider is not responsible for the manner in which the Facility is used by Customer, or any other person or entity Customer permits to access the Facility. Customer agrees to comply with all Applicable Laws that apply to its use and occupancy of the Facility, or any services provided under this Agreement. Nothing shall be done upon or about the Facility by Customer or any of its invitees, agents or employees that violates Applicable Laws, and Customer shall notify Service Provider of any proceeding or inquiry by any governmental authority with respect to any violation of or suspected violation of Applicable Laws at the Facility.

6.2 Service Provider Obligations. Service Provider agrees to provide the Services in accordance with the terms of the relevant Agreement, and in compliance in all material respects with all Applicable Laws, and the provisions of any Facility documents. Service Provider has and shall maintain all licenses and other approvals required to carry out its duties hereunder in accordance with Applicable Laws in all material respects; provided, that Service Provider shall have a reasonable period of time to obtain any such licenses or approvals following written notice by Customer, and Service Provider shall not be in breach of this provision so long as Service Provider continues to diligently and timely pursue such license or approval. Service Provider shall solely make all determinations with respect to the selection of personnel, subcontractors, hardware, software, and other materials in connection with the delivery of the Services hereunder. Service Provider reserves the right, upon reasonable prior notice to Customer, to amend or supplement the manner in which Facility or Services are provided under this Agreement to meet requirements imposed by Applicable Law. Customer shall be responsible for the cost of any alterations, additions or improvements (“Alterations”) to the Facility or Building made to meet requirements imposed by Applicable Law in order for the Services to be provided.

ARTICLE 7

ALTERATIONS

Customer shall not, and shall not permit others to, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with or make Alterations to the Facility or Building without the prior written approval of Service Provider, which approval may be withheld or conditioned in Service Provider’s sole discretion.

ARTICLE 8

CONDITION, REPAIR AND MAINTENANCE OF FACILITY

8.1 Customer’s Maintenance. Except for Service Provider’s maintenance obligations as provided in Section 8.2 below, Customer, at Customer’s sole cost and expense, will maintain in good order and in a clean and safe condition: (i) the Facility, the Building, and any Alterations thereto (but excluding the Building Structure and the Building Systems, which shall be the responsibility of the Service Provider pursuant to Section 8.2), and (ii) all of the Customer Property.

8.2 Service Provider’s Maintenance. Service Provider will (a) maintain, repair and replace (if necessary) the Building Structure and Building Systems, in accordance with Applicable Laws, and (b) shall make any replacements (capital and non-capital), in Service Provider’s reasonable discretion, ordinary and extraordinary, foreseen and unforeseen to, the Building Systems in accordance with Applicable Laws and as needed to ensure safety and security of the Facility or any persons at the Facility. Customer shall reimburse Service Provider on demand for any and all costs and expenses incurred by Service Provider in connection with its obligations under this Section 8.2.

ARTICLE 9

DAMAGE AND DESTRUCTION

If all or part of the Facility are damaged or destroyed by fire or other casualty (a “Casualty”), then Service Provider may elect to terminate this Agreement by giving written notice of its election to terminate to Customer. If Service Provider elects not to terminate this Agreement, then Service Provider shall, within a reasonable time after such Casualty, commence to repair the Building and the Facility and shall proceed with reasonable diligence to restore the Building and the Facility to substantially the same condition as they existed on the Commencement Date; however, Service Provider shall not be required to repair or replace any Alterations made by or on behalf of Customer and any of the Customer Property or any furniture, equipment, and trade fixtures which may have been placed by, or at the request of, Customer. Following a Casualty, if Service Provider elects not to terminate this Agreement, Charges shall abate in proportion to that part of the Facility that Customer is prevented from conducting its business in a manner reasonably comparable to that conducted immediately before such Casualty. Such abatement shall continue from the date the Casualty occurred until after (a) Service Provider completes the repairs and restoration as provided in this Section and (b) Service Provider gives notice to Customer that such repairs and restoration are completed.

ARTICLE 10

CONDEMNATION; RELOCATION

10.1 Condemnation. Service Provider and Customer shall each notify the other if it receives written notice that any part of the Facility is to be taken by right of eminent domain or conveyed in lieu thereof (a “Taking”). In the event the entire Facility is subject to a Taking, this Agreement shall automatically terminate as of the date that is the earlier to occur of the date of the transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking (the “Taking Date”). In the event of a Taking of less than the entire Facility, Service Provider shall have the right to terminate this Agreement by notice to Customer. If any Taking occurs and this Agreement is not terminated as herein provided: (a) Charges shall be proportionately reduced as of the Taking Date in proportion to the permanent reduction in the Facility and Contracted Power, (b) Customer shall vacate and deliver to Service Provider the part of the Facility subject to the Taking on or before the Taking Date, and (c) Service Provider will diligently proceed at its sole cost to repair and restore the remaining Building Structure and Building Systems to a substantially equivalent condition as existed immediately prior to such Taking, except for modifications required by Applicable Law; provided (i) Service Provider shall not be required to repair or replace any Alterations made by or on behalf of Customer and any of the Customer Property or any furniture, equipment, and trade fixtures which may have been placed by, or at the request of, Customer or other occupants in the Building or the Facility and (ii) in the event the Taking award received by Service Provider is insufficient to restore the portions of the Facility to such a condition, Service Provider shall notify Customer thereof and Service Provider shall have the right to terminate this Agreement effective as of the later of the Taking Date and the date of such notice, and neither party shall have any further liability to the other except for those obligations expressly surviving expiration or termination of the Agreement. Service Provider reserves the right to receive the entirety of the condemning authority’s award related to a Taking of any portion of the Building (including the Facility).

10.2 Customer Relocation; Termination of Lease. Service Provider may relocate Customer Property within the Facility, or to another comparable Facility, upon not less than 60 (sixty) calendar days’ advance notice (except that no such notice shall be required where such relocation is due to an emergency) and will work with the Customer to minimize any potential disruption to the Services; provided, however, that in no event will there be any material reduction in the quality or quantity of Services or material increase in fees or costs due to any relocation within the Facility or move to another comparable Facility (other than (a) utility costs, and (b) any increases in other costs that are customary and reflect then existing market terms). Service Provider will reimburse Customer for all reasonable and documented out-of-pocket expenses actually paid by Customer for such relocation if to another Facility. Following any such relocation to another Facility, all references to the Facility will mean the new facility to which Customer has been relocated. The Agreement, as it pertains to any Facility, shall, if applicable, terminate automatically upon the expiration or earlier termination of the lease between Service Provider and the owner of the Facility.

ARTICLE 11

SUBORDINATION, RECOGNITION, AND ATTORNMENT

This Agreement shall be automatically subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Facility (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as a “Mortgagee”). This clause shall be self-operative and no further instrument of subordination shall be required to effectuate the same; provided however, Customer shall execute promptly any agreement, certificate or instrument of subordination in Mortgagee’s standard form if requested by Service Provider. Customer shall attorn to any party succeeding to Service Provider’s interest in the Facility, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Upon request of Service Provider at any time and from time to time, Customer shall execute and deliver to Service Provider, within fifteen (15) days after receipt of the request, an estoppel certificate on Service Provider’s or its Mortgagee’s form.

ARTICLE 12

INSURANCE; WAIVER OF CLAIM

12.1 Customer’s Insurance. Customer, at Customer’s expense, shall purchase and keep in force during the Term the following insurance coverages in accordance with the terms and conditions hereof, (I) all insurance policies, with such limits and on such forms, as required pursuant to the terms of the Primary Lease required pursuant to the terms of the Master Lease and (II) to the extent not covered by clause (I) the following insurance coverages: (a) Commercial General Liability in a form reasonably equivalent to the latest filed and approved ISO CG 0001 (including commercially acceptable endorsements) with limits as follows: (i) each occurrence: $1,000,000; (ii) Damage to Facility (each occurrence): $1,000,000; (iii) Personal and Advertising Injury: $1,000,000; and (iv) General Aggregate: $2,000,000; (b) Commercial Automobile Liability insurance in an amount not less than $1,000,000 combined single limit for bodily injury and property damage; (c) Workers Compensation and Employer’s Liability to the extent required by required by the Applicable Law, Employer’s Liability with limits of $1,000,000 for each accident, $1,000,000 for each disease/each employee, and $1,000,000 for bodily injury by disease; (d) Umbrella/Excess Coverage with limits not less than $5,000,000; and (e) Causes of Loss-Special Form (formerly “all risk”) property insurance covering loss or damage to Customer Property and any improvements to the Facility made by or on behalf of Customer in an amount not less than the full replacement cost of such property. Such insurance shall be issued by insurance companies authorized to do business in the states in which the Facility is located and shall have an A.M. Best Rating of A-/XII or better or such equivalent credit rating issued by another recognized rating agency. Customer shall cause its insurer to name Service Provider and its affiliates and their respective officers, directors and employees (collectively, “Service Provider Parties”) as additional insureds under its Commercial General Liability and Umbrella/Excess Coverages policies to the extent of Customer’s insurable contractual liability under this Agreement. In addition to the foregoing, at Service Provider’s direction, Customer shall name Service Provider’s mortgagee as an additional insured. Such policies shall contain a severability of interests provision, a provision that the insurance provided to the Service Provider Parties as additional insureds shall be primary to and not contributory with insurance maintained by such parties, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Service Provider prior to Customer’s occupancy of the Facility, and shall be kept current throughout the Term. Such certificate shall reflect the status of the Service Provider Parties as additional insureds. Customer shall provide at least thirty (30) days advance notice to Service Provider in the event of cancellation.

12.2 Waiver of Recovery and Subrogation. To ensure that the risk of loss normally insured against by each party’s insurance carrier remains the burden of the insurance carrier and cannot be shifted over to the other party, Service Provider and Customer have agreed to the following waiver of subrogation. SERVICE PROVIDER AND CUSTOMER RELEASE EACH OTHER FROM ALL CLAIMS AND LOSSES OF PROPERTY AND LOSS OF BUSINESS OR REVENUES THAT ARE COVERED BY THE RELEASING PARTY’S PROPERTY INSURANCE OR THAT WOULD HAVE BEEN COVERED BY THE REQUIRED INSURANCE IF THE RELEASING PARTY FAILS TO MAINTAIN THE PROPERTY COVERAGE TO THE EXTENT REQUIRED BY THIS AGREEMENT. THE PARTY INCURRING THE DAMAGE OR LOSS WILL BE RESPONSIBLE FOR ANY DEDUCTIBLE OR SELF-INSURED RETENTION UNDER ITS PROPERTY INSURANCE. SERVICE PROVIDER AND CUSTOMER WILL NOTIFY THE ISSUING PROPERTY INSURANCE COMPANIES OF THE RELEASE SET FORTH IN THIS SECTION 12.2 AND WILL HAVE THE PROPERTY INSURANCE POLICIES ENDORSED, IF NECESSARY, TO PREVENT INVALIDATION OF COVERAGE. THE RELEASE IN THIS SECTION 12.2 WILL APPLY EVEN IF THE LOSS IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF THE RELEASED PARTY BUT WILL NOT APPLY TO THE EXTENT THE DAMAGE OR LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTY. For purposes of this Section, the term “Customer” shall include any subsidiary of Customer and any assignee or sublicensee of Customer.

ARTICLE 13

INDEMNIFICATION; LIMITATION OF LIABILITY; WAIVER

13.1 Indemnification.

(a) Customer shall defend (with legal counsel reasonably acceptable to Service Provider), indemnify, protect, and hold harmless Service Provider and its Affiliates, successors and assigns and any and all of their employees, agents, and officers (each is a “Service Provider Indemnitee”) for, from and against (and shall reimburse each Service Provider Indemnitee for any costs or expenses, including reasonable attorney’s fees, with respect to) third party claims, suits, actions, obligations, liabilities, judgments, liens, demands, losses, and damages, for personal injury, death and for loss or damage to property that relates to or arises out of: (a) the use of or access to the Facility or the Building by Customer or any of its employees, contractors, agents, or invitees; (b) the gross negligent acts or omissions of Customer or any of its employees, contractors, agents, or invitees; or (c) a breach of any covenant or obligation of Customer under this Agreement. The provisions of the immediately preceding sentence do not apply to third party claims, suits, actions or liabilities arising primarily out of the acts or omissions of a Service Provider Indemnitee. Customer’s duties and obligations under this Section 13.1(a) shall survive any expiration or termination of this Agreement.

(b) Service Provider shall defend (with legal counsel reasonably acceptable to Customer), indemnify, protect, and hold harmless Customer and its Affiliates, successors and assigns and any and all of their employees, agents, and officers (each is a “Customer Indemnitee”) for, from and against (and shall reimburse each Customer Indemnitee for any costs or expenses, including reasonable attorney’s fees, with respect to) third party claims, suits, actions, obligations, liabilities, judgments, liens, demands, losses, and damages, for personal injury, death and for loss or damage to property that relates to or arises out of: (a) the gross negligence acts or omissions of Service Provider or any of its employees, contractors, agents, or invitees; (b) a material breach of any covenant or obligation of Service Provider under this Agreement; and (c) the performance of the Services by Service Provider or any of its employees, contractors, agents, or invitees. The provisions of the immediately preceding sentence do not apply to third party claims, suits, actions or liabilities arising primarily out of the acts or omissions of a Customer Indemnitee. Service Provider’s duties and obligations under this Section 13.1(b) shall survive any expiration or termination of this Agreement.

13.2 Waiver of Certain Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS AND CONTRACTORS SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, NOR DAMAGES AND LOSSES FOR ANY LOSS OF PROFITS, REVENUES, BUSINESS OPPORTUNITY, USE, REPUTATION, SAVINGS OR ANTICIPATED SAVINGS; BUSINESS INTERRUPTION; THE COST OF PURCHASING REPLACEMENT SERVICES; OR OTHER PECUNIARY LOSS; AND LOSS OR CORRUPTION OF ANY CUSTOMER CONTENT, DATA AND INFORMATION STORED ON, OR PROCESSED THROUGH, THE CUSTOMER EQUIPMENT, WHETHER IN ANY SUCH CASE ANY OF THE FOREGOING ARE FORESEEABLE AND HOWEVER CAUSED, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY THAT SUCH DAMAGES OR LOSSES MIGHT ARISE; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE FOREGOING APPLY TO EACH PARTY’S OBLIGATIONS UNDER SECTION 13.1 OR EITHER PARTY’S OBLIGATIONS UNDER ARTICLE 18.

13.3 Limitation of Liability. EXCEPT FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING BUT NOT LIMITED TO ANY INTENTIONAL USE OF THE SPACE OR BUILDING BY CUSTOMER IN VIOLATION OF THE PERMITTED USE OR APPLICABLE LAW), CUSTOMER’S OBLIGATIONS TO PAY CHARGES OR OTHER AMOUNTS PAYABLE BY CUSTOMER UNDER THIS AGREEMENT, CUSTOMER’S OBLIGATIONS UNDER SECTION 13.1, AND CUSTOMER’S OBLIGATIONS UNDER ARTICLE 18 HEREOF, EACH PARTY’S MAXIMUM AGGREGATE LIABILITY FOR ALL CLAIMS, DAMAGES AND LOSSES ARISING FROM OR RELATED TO THIS AGREEMENT (INCLUDING ATTORNEYS’ FEES) SHALL NOT EXCEED AN AMOUNT EQUAL TO THE AVERAGE MONTHLY MRCs TO BE PAID DURING THE TERM MULTIPLIED BY TWELVE (12) (“DIRECT DAMAGES CAP”). THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS SET FORTH IN THIS ARTICLE 13 (LIMITATION OF LIABILITY) SHALL APPLY TO ANY AND ALL CLAIMS, REGARDLESS OF WHETHER SUCH CLAIMS ARISE IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER LEGAL THEORY. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO LIMIT CUSTOMER’S OBLIGATION TO PAY CHARGES.

ARTICLE 14
ASSIGNMENT

No Party may assign, cede, delegate, sublicense transfer or purport to assign, cede, delegate, sublicense or transfer any of its rights or obligations under this Agreement (a Service Order, or any right to a Facility or the Services thereunder), in whole or in part (each, a “Transfer”), without the express prior written consent of the other Party (which may be granted, denied, or conditioned as determined by the other Party in its sole discretion), and any attempted Transfer in breach of this Section will be void ab initio and of no effect. For purposes of this Section, (a) any assignment by operation or law, (b) any assignment that occurs by virtue of a merger or consolidation, or (c) any transaction or series of transactions that results, directly or indirectly, in a change of Control of a Party, shall be deemed a “Transfer” and require the other Party’s prior written consent as set forth herein. Notwithstanding anything to the contrary in the foregoing, Service Provider may Transfer this Agreement without Customer’s consent to: (i) any Affiliate; (ii) any entity that acquires all or substantially all of its assets used to provide, or the business providing, the Services; and (iii) any successor in a merger, acquisition, reorganization (including any judicial reorganization), business combination, or other similar transaction or series of related transactions.

ARTICLE 15

CUSTOMER PROPERTY; SURRENDER

15.1 Title to Improvements. Title to any Alterations, improvements, materials or fixtures presently or hereafter affixed to the Facility by Customer or on behalf of Customer pursuant to the applicable provisions of this Agreement other than Customer’s Property (collectively, the “Improvements”), shall remain, and immediately upon installation or incorporation in the Facility shall become, the property of Service Provider. Except as provided in Section 15.3, Customer shall have no right to remove any of the Improvements (including, without limitation, any Alterations) from the Facility without the prior approval of Service Provider.

15.2 Customer Property; Removal during the Term. Customer Property however installed or located on the Facility, shall be and remain the property of Customer and may be removed at any time and from time to time during the Term. Customer shall repair promptly any damage caused by removal of Customer Property. Customer shall be responsible for the Customer Property performing in accordance with any applicable published technical specifications and complying with all Applicable Laws and the Service Provider Policies. Customer represents and covenants to Service Provider that none of the Customer Property will pose a physical threat to Service Provider, the Facility or Building. Service Provider will have no responsibility for the operation or maintenance of any Customer Property.

15.3 Removal of Customer Property and Delivery of Facility at End of Term. Upon the expiration or termination of this Agreement, Customer shall, at Customer’s sole cost and expense, remove all of Customer Property from the Building, including any and all Alterations designated by Service Provider. Customer shall deliver the Facility to Service Provider in good repair and condition, reasonable wear and tear excepted, and shall deliver to Service Provider all keys and access cards to the Facility and similar items. Any Customer Property remaining at the Building or in the Facility after expiration or termination of the Term shall be deemed abandoned by Customer and Customer shall be responsible for the cost of removal and repair of any damage caused by such removal. Customer shall repair any damage resulting from the removal of the Customer Property and any other damage caused by Customer or any of its employees, agents, contractors or invitees to the Facility or the Building. The terms of this Section 15.3 shall survive the expiration or termination of this Agreement.

ARTICLE 16
DEFAULT

16.1 Customer’s Default. Each of the following constitutes a default by Customer (“Customer Default”): (a) if Customer fails to pay Charges and all other amounts payable to Service Provider required by this Agreement within ten (10) business days after receipt of written notice of failure to pay from Service Provider; (b) if Customer fails to perform or comply with any other obligation of Customer under this Agreement within thirty (30) days after receipt of written notice from Service Provider; provided, however, that if within that thirty (30)-day period, Customer commences and thereafter diligently pursues a cure of such default, such thirty (30)-day cure period shall be extended for so long as Customer continues to diligently pursue a cure; (c) if Customer files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking an arrangement, composition, liquidation or dissolution under any present or future Federal, State, provincial, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of Customer or of all or a substantial part of its assets or of the Facility, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (d) if a court enters an order, judgment or decree approving a petition filed against Customer seeking an arrangement, composition, liquidation, dissolution or similar relief under the present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and the order, judgment or decree remains un-vacated or un-stayed for sixty (60) days.

16.2 Customer Cross-Default. Notwithstanding any provision to the contrary in any Agreement, the Parties expressly agree that if the Management Agreement or any MSA Service Order is terminated by Customer other than due to a Service Provider default, or is terminated by Service Provider due to a Customer default (any of the foregoing, a “Customer Cross-Default”), such Customer Cross-Default shall automatically constitute a Customer Default under this MCSA and each Agreement hereunder. Upon the occurrence of such Customer Cross-Default, the Service Provider shall be entitled to all corresponding rights and remedies set forth in the Management Agreement, any MSA Service Order, this MCSA, and any Agreement hereunder, including but not limited to termination rights, acceleration of payments, retention or sale of Collateral, and indemnification, without further notice or demand.

16.3 Service Provider’s Remedies. If a Customer Default occurs, Service Provider may do any one or more of the following, in addition to or in conjunction with any claim for damages for breach of agreement or any other rights or remedies it may have under this Agreement, at law or in equity: (a) terminate the Agreement as to all or any Facilities in the event of a Customer Default; (b) enter and take possession of the Facility or Facilities and remove Customer and all other persons and any property, including the Customer’s Property, from the Facility without terminating this Agreement; (c) enter upon the Facility or Facilities and do whatever Customer is obligated to do under the terms of this Agreement (either with or without terminating this Agreement), in which event Customer agrees to reimburse Service Provider on demand for any expenses which Service Provider may incur in effecting compliance with Customer’s obligations under this Agreement; (d) hold Customer liable for and collect Charges and other indebtedness and other amounts owed by Customer to Service Provider or Charges and other amounts that would have accrued during the remainder of the Term had there been no Customer Default; (e) retain and sell any Collateral and keep the proceeds thereof up to the amount of all Charges and other amounts owed by Customer to Service Provider under the Agreement; (f) retain possession of, reconfigure for Service Provider’s use, or remove and store at Customer’s expense, all or any portion of the Collateral, without any cost, obligation or liability of Service Provider to Customer; and/or (g) hold Customer liable for that part of the following sums paid by Service Provider that are attributable to the remainder of the Term: (i) broker’s fees and costs incurred by Service Provider; (ii) the cost of removing and/or storing any of Customer Property or selling, removing and/or storing any other property in the Facility or Facilities; (iii) the cost of repairs, alterations and remodeling necessary to put the Facility in a condition reasonably acceptable to a new tenant, licensee or occupant; and (iv) all expenses, including without limitation court costs and reasonable attorney’s fees incurred by Service Provider in being advised of and enforcing its rights and remedies hereunder.

16.4 Service Provider Default. Each of the following constitutes a default by Service Provider (“Service Provider Default”): (a) if Service Provider fails to perform or comply with any other obligation of Service Provider under this Agreement within thirty (30) days after receipt of written notice from Customer; provided, however, that if within that thirty (30)-day period, Service Provider commences and thereafter diligently pursues a cure such default, such thirty (30)-day cure period shall be extended for so long as Service Provider continues to diligently pursue a cure; (b) if Service Provider files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking an arrangement, composition, liquidation or dissolution under any present or future Federal, State, provincial, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of Service Provider or of all or a substantial part of its assets, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (c) if a court enters an order, judgment or decree approving a petition filed against Service Provider seeking an arrangement, composition, liquidation, dissolution or similar relief under the present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and the order, judgment or decree remains un-vacated or un-stayed for sixty (60) days. If a Service Provider Default occurs, Customer may, in addition to or in conjunction with any claim for damages for breach of agreement or any other rights or remedies it may have under this MCSA and any Agreement hereunder, at law or in equity terminate the Agreement solely with respect to the Agreement under which such Service Provider Default occurred.

16.5 Service Provider Cross-Default. Notwithstanding any provision to the contrary in any Agreement, the Parties expressly agree that if the Management Agreement or any MSA Service Order is terminated by Service Provider other than due to a Customer default, or is terminated by Customer due to a Service Provider default (any of the foregoing, a “Service Provider Cross-Default”), such Service Provider Cross-Default shall automatically constitute a Service Provider Default under this MCSA and each Agreement hereunder. Upon the occurrence of such Service Provider Cross-Default, the Customer shall be entitled to all corresponding rights and remedies set forth in the Management Agreement, any MSA Service Order, this MCSA, or any Agreement hereunder, including but not limited to refund of prepaid fees and costs, indemnification, and, without further notice or demand, the right to terminate the Agreement solely with respect to the Agreement under which such Service Provider Cross-Default occurred.

ARTICLE 17
NOTICES

All notices, demands or requests which may or are required to be given by one party to the other under this Agreement shall be given in writing and addressed to Service Provider or Customer, as the case may be, at their address included in the relevant Services Order. Notices may be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by email if receipt of the email is confirmed by the recipient. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted. Either party may change its address upon written notice given to the other.

ARTICLE 18

CONFIDENTIALITY

18.1 Confidentiality. “Confidential Information” of a party means any information in any form or format disclosed or otherwise made available by or on behalf of a party (“Disclosing Party”) to the other party or persons acting on such other party’s behalf (the “Receiving Party”), that (a) is either (i) marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature or (ii) which, under the circumstances taken as a whole, would reasonably be deemed to be confidential, (b) the Receiving Party knows or has reason to know is confidential, proprietary, or trade secret information of the Disclosing Party or (c) constitutes the terms or conditions of this Agreement. Confidential Information does not include information that the Receiving Party can demonstrate: (i) was in the possession of, or was rightfully known by, the Receiving Party without an obligation to maintain its confidentiality prior to receipt from the Disclosing Party; (ii) was or has become generally available to the public except through a breach of this Agreement by the Receiving Party; (iii) after disclosure to the Receiving Party, was received from a third party who, to the Receiving Party’s knowledge, had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure; or (iv) was independently developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party. Service Provider shall not be deemed to have accessed, received or otherwise processed, or to be in the possession of, Customer Confidential Information, including any personal data of Customer’s customers, employees, or other third parties, solely by virtue of the fact that Customer transmits, receives, accesses, processes or stores such Confidential Information through its Customer Equipment in the Facility.

18.2 Obligations of Confidentiality. The Receiving Party agrees to: (a) protect the Confidential Information of the Disclosing Party using at least the same efforts to protect such Confidential Information as the Receiving Party would use to protect its own information of similar nature, but in no event less than reasonable care; (b) not disclose such Confidential Information to third parties in violation of the Agreement without the prior written consent of the Disclosing Party; and (c) use Confidential Information of the Disclosing Party only for purposes of performing its obligations or establishing its rights under the Agreement, including providing such Confidential Information only to its Affiliates, employees, contractors, lenders, advisors, investors, purchasers, and agents who have a need to know and are bound to protect the confidentiality of the information in a manner substantially equivalent to that required of the Receiving Party. If the Receiving Party becomes legally compelled to disclose any Confidential Information of the Disclosing Party in a manner not otherwise permitted by this Agreement, the Receiving Party shall provide the Disclosing Party with prompt notice of the request (unless legally precluded from doing so) so that the Disclosing Party may seek a protective order or other appropriate remedy, and shall provide good faith cooperation to the Disclosing Party. Upon the Disclosing Party’s request, the Receiving Party shall return all materials (and any copies thereof) in any medium that contain, refer to, or relate to Confidential Information of the Disclosing Party or, at the Disclosing Party’s election, destroy them. If either Party breaches or threatens to breach any of its obligations with respect to confidentiality and/or unauthorized use of Confidential Information hereunder, the other Party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief.

ARTICLE 19

ADDITIONAL PROVISIONS

19.1 Removal of Liens; No Liens. Customer agrees not to suffer or permit any lien or other encumbrance whatsoever to be placed upon, or in any manner to bind the interest of Service Provider and Customer in the Facility or the Building or to otherwise encumber the Facility or the Building, and if any such lien or encumbrance does so attach to immediately pay, remove or bond over the same within ten (10) days after Service Provider notifies Customer of the existence of the lien or encumbrance. If Customer does not timely pay, remove or bond over (to Service Provider’s reasonable satisfaction) the lien or encumbrance, then Service Provider shall have the right to discharge such lien (in addition to the rights and remedies that are available to Service Provider at law, in equity or as otherwise set forth herein by reason of a Customer Default that derives from Customer’s failure to so discharge such lien) and Customer shall reimburse Service Provider for any reasonable out-of-pocket costs, including, without limitation, reasonable attorneys’ fees, that Service Provider incurs in connection therewith, as Additional Charges.

19.2 As-Is Condition; No Reliance. Customer has not relied on any warranties, representations or promises made by Service Provider or Service Provider’s agents (express or implied) with respect to the Facility or the Building (including, without limitation, the condition, use or suitability of the Facility or the Building) that are not expressly set forth in this Agreement, and no rights, easements or licenses are acquired by Customer by implication or otherwise except as expressly set forth in the provisions of this Agreement. Except as otherwise expressly set forth in this Agreement, the Facility and all services provided hereunder are taken and being accepted by Customer on an “as-is” “where-is” basis, and Service Provider makes no representation or warranty of any kind, express or implied, regarding the Facility or the Building including, without limitation, any implied warranty of suitability of the Facility for the Permitted Uses, and except as expressly set forth herein, Service Provider has no obligation to improve, repair, construct or install any improvements in or to make any other alterations or modifications to the Facility.

19.3 Successors. Subject to Article 14, this Agreement shall bind and inure to the benefit of Service Provider, its successors and assigns, and Customer and its successors and assigns. Upon a transfer of Service Provider’s interest in the Facility to a third party that assumes all of Service Provider’s obligations accruing under this Agreement after the date of such transfer, Service Provider shall be fully released from the performance of the obligations of the Service Provider under this Agreement accruing on or after the date of such transfer. Service Provider shall not be liable for any obligation under this Agreement accruing after a transfer of its interest in the Facility and the third party’s assumption of all of Service Provider’s obligations accruing under this Agreement after such transfer of interest, and Customer agrees to look solely to the successor in interest of Service Provider in and to this Agreement for all obligations and liabilities accruing on or after the date of such transfer; provided, however, that no such assignment shall relieve Service Provider of its obligations under this Agreement arising before such transfer of interest.

19.4 Severability. This Agreement will be construed as though the covenants contained herein are independent, except as expressly set forth herein. If any provision of this Agreement is determined to be invalid or unenforceable, then that provision and the remainder of this Agreement shall continue in effect and be enforceable to the fullest extent permitted by law. It is the intention of the parties that if any provision of this Agreement is capable of two constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

19.5 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all previous or contemporaneous communications, representations, warranties, proposals, commitments, understandings and agreements, whether written or oral, between the parties regarding the subject matter of this Agreement.

19.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. Any dispute arising out of or in connection with this Agreement shall be heard exclusively in the competent courts of the State of Florida, and Customer and Service Provider submit to the exclusive jurisdiction of the State and Federal courts located in Miami-Dade County, Florida.

19.7 Waiver of Trial by Jury. Service Provider and Customer each hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Agreement, the relationship of Service Provider and Customer, Customer’s use or occupancy of the Facility, any claim of injury or damage, or any statutory remedy.

19.8 Amendments. An Agreement may only be amended in writing signed by authorized representatives of the Customer and Service Provider.

19.9 Construction. Captions are solely for the convenience of the parties and are not a part of this Agreement. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it. All terms and conditions of this Agreement which by reasonable or necessary implication are intended to survive termination or expiration of this Agreement shall survive termination or expiration of this Agreement. Without limiting the generality of the foregoing, Article 4 (Charges); Article 13 (Indemnification; Limitation of Liability; Waiver); Article 15 (Customer Property; Surrender); Article 16 (Default); Article 18 (Confidentiality) and this Article 19 (Additional Provisions) shall survive any termination or expiration of this Agreement.

19.10 No Waiver. No waiver by either party of any breach of any provisions of this Agreement shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action of any party requires the consent or approval of the other, consent or approval given on one occasion shall not be deemed a consent to or approval of that action on any other occasion. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act. Except as otherwise expressly provided in this Agreement, the rights and remedies that either party may have under this Agreement or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

19.11 Limited Representations; Authority. Each party represents to the other that (a) such party is qualified and registered to transact business in all locations where the performance of its obligations hereunder would require such qualification; (b) the individual person(s) signing the Agreement has all right, power and authority to sign them on behalf of such party; (c) the execution of the Agreement by such party shall not conflict with or violate, and shall not breach, any agreement, covenant, court order, judgment or decree to which such party is a party or by which it is bound; and (d) neither it, nor any of its Affiliates, officers, directors, or employees, are on any of the U.S. Government export screening lists of the Department of Commerce, Department of State and Department of the Treasury, including without limitation the Denied Persons List, the Entity List, the Debarred List, or the list of Specially Designated Nationals. A party shall promptly notify the other if it is identified on any of the foregoing lists at any point during the Term. Customer represents and warrants to Service Provider that it has not entered into any agreement with a broker, agent or finder to whom a brokerage or other commission or fee may be payable in connection with the Agreement or the transaction contemplated hereby.

19.12 Service Provider Policies. Customer will comply with and cause its employees, agents, invitees and any others permitted by Customer to occupy or enter the Facility to abide by Service Provider’s policies and security requirements, including any covenants or restrictions imposed by any third party on Service Provider or the Facility (the “Service Provider Policies”). Service Provider shall have the right to change the Service Provider Policies or to amend or supplement them from time to time, and Service Provider will notify Customer of any material changes to the Service Provider Policies.

19.13 Force Majeure; Service Disruption. Performance by Service Provider or Customer of their obligations (other than payment obligations) under this Agreement shall be extended by the period of delay caused by force majeure. For purposes of this Agreement, “force majeure” means acts of war, armed hostilities, sabotage or terrorism, natural catastrophe or disaster, weather conditions, strikes, walkouts or other labor disturbance, order of any government, court or regulatory body having jurisdiction, changes in Applicable Law, shortages, blockade, embargo, riot, civil disorder, pandemic or epidemic, or any other cause beyond the reasonable control of the party who is obligated to render performance. In the event of a material disruption of Services, including, without limitation, due to force majeure, financial insolvency or other service level failure, in which Service Provider is unable to maintain outlined Services set forth in the applicable Service Order, Customer will work with the Service Provider, under Service Provider’s recovery plan or other means, to the extent necessary to maintain its operations.

19.14 Attorneys’ Fees. If legal proceedings are initiated to enforce any term of this Agreement, to recover any Charges due under this Agreement, for the breach of any covenant or condition of this Agreement, or for the restitution of the Facility to Service Provider, the substantially prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorneys’ fees and costs to be fixed by the court.

19.15 Counterparts; Electronically Transmitted Documents and Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. An electronic signature or a manual signature on the Agreement, the image of which (in either case) is transmitted electronically, shall constitute an original signature for all purposes and the parties shall not dispute the legally binding nature, validity or enforceability of the Agreement based on the fact that the terms were accepted with any such electronic or manual signature.

19.16 No Joint Venture. The relationship between the parties, and between Service Provider and Customer, is solely that of independent contractors, and nothing in the Agreement creates or implies any agency, partnership, joint venture, employment, or other legal relationship. Service Provider will not act for or in the place of Customer in Customer’s relations with third-parties.

19.17 Participation in Ancillary Services Programs. Customer acknowledges and understands that Service Provider may participate in various demand response and ancillary service programs (“AS Programs”) at its facilities, including the Facility subject to any Agreement. Customer understands and agrees that the AS Programs provide the local grid operator with the capability or directive to shut off power serving the Facility in response to certain load or grid situations. Customer agrees that the Charges reflect Service Provider’s participation in the AS Programs and that Service Provider shall have no liability to Customer for any actions or omissions due to or resulting from its participation in the AS Programs.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Master Colocation Services Agreement to be duly executed and delivered by their respective authorized signatories as of the effective date first indicated above.

SERVICE PROVIDER:			CUSTOMER:

U.S. DATA MINING GROUP, INC.			AMERICAN BITCOIN CORP.

By:	/s/ Asher Genoot		By:	/s/ Michael Ho
	Name:	Asher Genoot		Name:	Michael Ho
	Title:	President		Title:	Executive Chairman

[Signature Page to Master Colocation Services Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Master Colocation Services Agreement to be duly executed and delivered by their respective authorized signatories as of the effective date first indicated above.

SERVICE PROVIDER:			CUSTOMER:

U.S. DATA MINING GROUP, INC.			AMERICAN BITCOIN CORP.

By:	/s/ Asher Genoot		By:	/s/ Michael Ho
	Name:	Asher Genoot		Name:	Michael Ho
	Title:	President		Title:	Executive Chairman

[Signature Page to Master Colocation Services Agreement]

Exhibit A

FORM OF SERVICE ORDER

[See attached.]

Service Order #: __________

SERVICE ORDER

This service order (“Service Order”) is made pursuant to and incorporates the terms of that certain Master Colocation Services Agreement, effective as of March 31, 2025, by and between American Bitcoin Corp., a Delaware corporation, and U.S. Data Mining Group, Inc., a Nevada corporation (the “MCSA”). This Service Order incorporates the terms of the MCSA. This Service Order, together with the MCSA, constitute the “Agreement” as defined in the MCSA. Capitalized terms used in this Service Order and not otherwise defined shall have the meanings assigned in the MCSA.

Service Provider:

Customer:
Facility:	The area depicted on Schedule 1 attached to this Service Order.

Contracted Power:

MRCs amount:

Commencement Date:

[Signature Page Follows]

IN WITNESS WHEREOF, Service Provider and Customer have caused this Service Order to be executed on the respective dates set forth below.

SERVICE PROVIDER:	CUSTOMER:

[ ]	AMERICAN BITCOIN CORP.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Address for notices:	Address for notices:

Schedule 1

THE FACILITY